td/annual/sublist.doc
                                                  Exhibit 22.1






                     LIST OF SUBSIDIARIES
                     --------------------

     Set forth below is a list of all subsidiaries of the Company as of December 31, 1993 the assets and operations of which are included in the Consolidated Financial Statements of Nortek, Inc., except subsidiaries that, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary:

                                           STATE OF
     NAME OF SUBSIDIARY                  INCORPORATION
     ------------------                  -------------

Broan Limited                             Ontario
Broan Mfg. Co., Inc.                      Wisconsin
   Aubrey Manufacturing, Inc.             Delaware
   Monarch Metal Products Corporation     Illinois
Dixieline Lumber Company                  Delaware
   Dixieline Builders Fund Control, Inc.  California
Jensen Industries, Inc.                   Delaware
Linear Corporation                        California
   Linear H.K. Manufacturing Limited      Hong Kong
   We Monitor America Incorporated        Colorado
   Moore-O-Matic, Inc.                    Wisconsin
M & S Systems, Inc.                       Delaware
Nordyne, Inc.                             Delaware
   Commercial Environmental Systems
       Group, Inc.                        Delaware
          Mammoth, Inc.                   Delaware
          Governair Corporation           Oklahoma
          Temtrol, Inc.                   Oklahoma
Raphael, Ltd.                             Delaware
Universal-Rundle Corporation              Delaware